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                                                                    Exhibit 99.3





             SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION

         Comptronix Corporation, a Delaware corporation, Debtor and Debtor-in-Possession in the above-captioned Chapter 11 case, and the Official Committee of Unsecured Creditors hereby jointly propose the following plan of liquidation pursuant to section 1121(a), title 11, United States Code:

                                  ARTICLE I.
                     RULES OF CONSTRUCTION AND DEFINITIONS

                  1.A.  Rules of Construction.

         1.A.1. In this Plan unless otherwise provided, each capitalized term shall have the meaning set forth in section B of this Article.

         1.A.2. Any capitalized term used in this Plan that is not defined in section B of this Article shall have the meaning ascribed to such term, if any, in the Code.

         1.A.3. The rules of construction used in section 102 of the Code shall apply to the construction of this Plan. In computing any period of time prescribed or allowed by the Plan, the provisions of Federal Rule of Bankruptcy Procedure shall apply.

         1.A.4. Wherever the Plan distribution shall occur "on" any date, it shall mean "on, or as after" such date.

         1.A.5. The meanings belongs equally to the singular, plural and possessive forms and of the defined terms.

         1.A.6. All of the following are intended to be part of the substantive provisions of this Plan and shall have the same force and effect as any other provision of this Plan.

                  1.B. Definitions.

         1.B.1. "Administrative Claim" means a claim, timely filed in respect of the Administrative Claims Bar Date, for costs and expenses of administration allowed under sections 503(b), 507(a)(1), 1103, 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 327, 328, 330, 331, or 1103 of the Code; (c) Claims of the Indenture Trustee for reasonable costs and expenses relating to its duties performed subsequent to the Petition Date; and (d) all fees and charges assessed against the Estate under 28 U.S.C. Section 1930.



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         1.B.2. "Administrative Claims Bar Date" means the date established by order of the Court upon the motion of the Debtor establishing the last date for parties, except professionals retained by order of the Court and listed hereto in Exhibit A, to file Administrative Claims.

         1.B.3. "Aggregate Disallowed Amount" shall have the meaning attributed to such term in Section 6.E. of the Plan.

         1.B.4. "Allowed Administrative Claim" means an Administrative Claim that has been timely filed and with respect to which no objection has been has been interposed within thirty (30) days following the Administrative Claims Bar Date or, as to which any objection has been so interposed, to the extent allowed as an Administrative Claim by a Final Order.

         1.B.5. "Allowed Claim" means any Claim against the Debtor that is scheduled by the Debtor as not disputed, contingent or unliquidated, or proof of which has been filed timely and properly with the Court, and, in either case, any Claim as to which (a) no objection or motion to estimate has been interposed within thirty (30) days following the Effective Date or (b) an objection or motion to estimate has been interposed and such Claim has been allowed by a Final Order of the Court, but only to the extent such Claim has been so allowed.

         1.B.6. "Allowed Priority Claim" means a Priority Claim that is or becomes an Allowed Claim.

         1.B.7. "Allowed Unsecured Claim" means an Unsecured Claim that is or becomes an Allowed Claim.

         1.B.8. "Available Cash" means all Cash and cash equivalents, other than the Cash Reserves and the Distribution Reserve, in possession or under the control of the Debtor.

         1.B.9. "Avoidance Actions" means any actions or proceedings that may be instituted for the recovery of property pursuant to chapter 5 of the Code (11 U.S.C. Section 501-560).

         1.B.10. "Bonds" means $34,500,000 in the original principal amount of 6.75% Convertible Subordinated Debentures due 2002 issued by the Debtor pursuant to an Indenture of Trust (the "Indenture") dated as of August 17, 1992 between the Debtor and The Bank of New York, as Trustee (the "Indenture Trustee").

         1.B.11. "Business Day" means a day on which banks are not required or authorized to be closed in Nashville, Tennessee.

         1.B.12. "Case" means the above-captioned chapter 11 case with respect to the Debtor.

         1.B.13. "Cash" means legal tender of the United States of America.



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         1.B.14. "Cash Reserve" shall have the meaning attributed to such term in Section 8.C. of the Plan.

         1.B.15. "CIT" means the CIT Group/Business Credit, Inc.

         1.B.16. "CIT Claims" means any and all Claims held at any time by CIT, or any of its related entities, including, but not limited to the Claims (secured and/or otherwise) described in CIT's proof of claim dated August 14, 1996.

         1.B.17. "Claim" means any right to payment from the Debtor arising on or before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown; or any right to an equitable remedy against the Debtor arising on or before the Effective Date for breach of performance if such breach gives rise to a right of payment from the Debtor whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, disputed, undisputed, secured or unsecured without regard to whether such right to payment or equitable remedy has been or is asserted.

         1.B.18. "Claimant" means the holder of a Claim on the Confirmation
Date.

         1.B.19. "Class" means a category of Claims or Interests as provided for in Article III of this Plan.

         1.B.20. "Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as in effect on the Petition Date and as amended after the Petition Date to the extent applicable to the Case.

         1.B.21. "Committee" means the Official Committee of Unsecured Creditors of Comptronix Corporation appointed on September 6, 1996, as such Committee may be reconstituted from time to time, and all successors in interest thereto or other Persons to whom the rights and powers of the Committee are assigned, whether pursuant to this Plan or otherwise.

         1.B.22. "Confirmation Date" means the date the Court enters an order confirming this Plan.

         1.B.23. "Confirmation Order" means the order entered by the Court confirming this Plan in accordance with the provisions of the Code.

         1.B.24. "Court" means the United States Bankruptcy Court for the Middle District of Tennessee or such other court or adjunct thereof as may have jurisdiction over the Case.

         1.B.25. "Debtor" means Comptronix Corporation, a Delaware corporation, the debtor and debtor-in-possession in Case No. 396-06840 pending before the Court.


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         1.B.26. "Disbursing Agent" means an individual, corporation, partnership, association or other entity by the Committee and approved by the Court on the Confirmation Date.

         1.B.27. "Disclosure Statement" means the disclosure statement as filed by the Debtor pursuant to section 1125 of the Code, either in its present form or as it may be altered, amended or modified from time to time with the written consent of the Committee.

         1.B.28. "Disputed Claim" means any Claim (i) listed on the Schedules as unliquidated, disputed or contingent or (ii) as to which the Debtor, the Committee or any other party in interest has interposed, no later than thirty
(30) days following the Effective Date, an objection or request for subordination or estimation in accordance with the Code and the Rules, which objection or request for subordination or estimation has not been withdrawn or determined by a Final Order.

         1.B.29. "Distribution Reserve" shall have the meaning attributed to such term in Section 6.C. of the Plan.

         1.B.30. "Effective Date" means the date on which the Confirmation Order becomes a Final Order.

         1.B.31. "Estate" means the estate created in the Case pursuant to section 541 of the Code.

         1.B.32. "Final Order" means an order or judgment of the Court, or other court of competent jurisdiction, as entered on the appropriate docket, which has not been reversed, stayed, modified, vacated or amended, and as to which any appeal, reargument or petition for certiorari that has been or may be taken has been finally resolved and as to which the time for further appeal, reargument or for filing any petition for certiorari has expired.

         1.B.33. "First American National Bank Claims" means any and all Claims held at any time by First American National Bank, or any of its related entities, including, but not limited to, the Claims (secured and/or otherwise) described in First American Bank's proof of claim dated Ocrober 16, 1996.

         1.B.34. "Interest" means any right, claim, benefit or interest related to, derived from or represented by any equity (as defined in the Code) in the Debtor, including, but not limited to, the Debtor's outstanding common stock and Series A Convertible preferred stock.

         1.B.35. "Maximum Amount" shall have the meaning attributed to such term in Section 6.C. of the Plan




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         1.B.36. "Miscellaneous Secured Claims" shall mean all Allowed Claims against the Debtor not consisting of the Southtrust/Bank Group Claims, First American National Bank Claims or CIT Claims, secured by security inerests in or liens upon property of the Estate.

         1.B.37. "Petition Date" means August 8, 1996.

         1.B.38. "Plan" means this Joint Chapter 11 Plan, either in its present form or as it may be altered, amended or modified from time to time.

         1.B.39. "Priority Claim" means the Reclamation Claims, if any, and that portion of a Claim that is entitled to priority under sections 507(a)(2),
(3), (4), (5), (6), (7) or (8) of the Code.

         1.B.40. "Proponents" means the Debtor and the Committee.

         1.B.41. "Pro Rata" means the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims and the Maximum Amount of all Disputed Claims in such Class.

         1.B.42. "Reclamation Claims" means the Allowed Claims, if any, that are entitled to priority pursuant to Section 546(c) of the Code.

         1.B.43. "Rules" means the Federal Rules of Bankruptcy Procedure (Fed.
R. Bankr. Proc. 1001 et seq.) as in effect on the Petition Date and as amended to the extent applicable to the Debtor's Case.

         1.B.44. "Sanmina" means Sanmina Corporation.

         1.B.45. "Schedules" means the respective schedules of assets and liabilities, as amended, and the respective statements of financial affairs, as amended, filed with the Court by the Debtor.

         1.B.46. "SouthTrust" means SouthTrust Bank of Alabama, N.A. individually and as agent for First American National Bank Compass Bank f/k/a Central Bank of the South, and First Union National Bank f/k/a Dominion Bank of Middle Tennessee (the "Bank Group").

         1.B.47. "SouthTrust/Bank Group Claims" means any and all Claims held at any time by SouthTrust and/or any member of the Bank Group, or any of their respective related entities, including, but not limited to, the Claims (secured and/or otherwise) described in SouthTrust's proof of claim dated October 22, 1996.

         1.B.48. "Unsecured Claim" means any Claim against the Debtor other than (i) Administrative Claims, (ii) the CIT Claims, (iii) the First American National Bank Claims, (iv) the South Trust/Bank Group Claims, (vi) the Miscellaneous Secured Claims, (vi) Priority




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Claims or (vii) Inrerests and specifically includes the Claims of holders of the
Bonds (the "Bondholders").

                                  ARTICLE II.
                             ADMINISTRATIVE CLAIMS

                  2.A. Admintstrative Claims. Administrative Claims are unclassified under the Plan. Each holder of an Allowed Administrative Claim shall receive (i) Cash in the full amount of such Allowed Administrative Claim on or before the Effective Date or (ii) such less favorable treatment as agreed to by the holder of such Allowed Administrative Claim and the Committee. All fees and expenses payable to professionals shall be subject to prior allowance by the Court, after application and hearing.

                  2.B. Bar Date for Administrative Claims. All applications for compensation of professionals for services rendered during the time period from the Petition Date through the Confirmation Date, all Claims relating to the Debtor's self-insured employee medical coverage, and all other requests for payment of Administrative Claims shall be filed no later than twenty (20) days after the Confirmation Date. Any party who is required to file an application for compensation, requesting payment under the Debtor's self-insured employee medical coverage or asserting any Administrative Claims and who does not file such application or request within twenty (20) days of the Confirmation Date shall be barred from asserting such claim against the Debtor, the Estate or from receiving any payment or distribution under the Plan on account of such Claims.

                                  ARTICLE III.
                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  All Claims and Interests, other than Administrative Claims, are classified into the following Classes pursuant to section 1123(a) of the Code. A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that such Claim or Interest qualifies within the description of such Class.

                  3.A.  Class 1 Claims. Class 1 contains the CIT Claims.

                  3.B.  Class 2 Claims. Class 2 contains the First American
                                        National Bank Claims.

                  3.C.  Class 3 Claims. Class 3 contains the SouthTrust/Bank
                                        Group Claims.

                  3.D.  Class 4 Claims. Class 4 contains all Priority Claims.



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     3.E.   Class 5 Claims.    Class 5 contains all Unsecured Claims.

     3.F.   Class 6 Interests. Class 6 contains all Interests.

     3.G.   Class 7 Claims.    Class 7 contains all Miscellaneous Secured
                               Claims.


                                 ARTICLE IV.
                      IMPAIRMENT OF CLAIMS OR INTERESTS

            Claims classified in Classes 1, 2, 3, 4 and 7 are unimpaired under the Plan. Claims classified in Class 7 will receive such treatment pursuant to section 1124 of the Code so as to be unimpaired under the Plan. Claims classified in Class 5 and Interests classified in Class 6 are impaired under the provisions of this Plan. The Debtor is only soliciting acceptances to the Plan from the Claimants in Class 5. The Debtor is not soliciting acceptances to the Plan from the holders of Interests in Class 6 because, pursuant to section 1126(g) of the Code, Class 6 is deemed to have rejected the Plan.

            A Class of creditors shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the holders of Allowed Claims in such Class that have voted to accept or reject the Plan.

                                   ARTICLE V.
                        TREATMENT OF CLAIMS OR INTERESTS

            5.A. Treatment of Class 1 (CIT Claims). In full satisfaction, payment and discharge of all CIT Claims, CIT shall retain the distributions made by the Debtor pursuant to the Stipulation and Agreed Order relating to the CIT Claims entered by the Court on October 30, 1996.

            5.B. Treatment of Class 2 (First American National Bank Claims). In full satisfaction, payment and discharge of all First American National Bank Claims, First American National Bank shall retain the distributions made by the Debtor pursuant to the Stipulation and Agreed Order relating to the First American National Bank Claims entered by the Court on October 30, 1996.

            5.C. Treatment of Class 3 (SouthTrust/Bank Group Claims). In full satisfaction, payment and discharge of all SouthTrust/Bank Group Claims, SouthTrust shall retain the distributions made by the Debtor pursuant to the Stipulation and Agreed Order relating to the SouthTrust/Bank Group Claims entered by the Court on October 30, 1996.

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            5.D. Treatment of Class 4 (Priority Claims). In full satisfaction, payment and discharge of the Priority Claims, each holder of an Allowed Priority Claim shall receive (i) payment in full in Cash on or before the Effective Date or (ii) treatment on such other terms as agreed to by the holder of an Allowed Priority Claim and the Committee.

            5.E. Treatment of Class 5 (Unsecured Claims). In full satisfaction and payment of its Claims against the Estate, each holder of an Allowed Unsecured Claim shall receive distributions from time to time equal to its Pro Rata share of the Available Cash as provided for in Article VIII of the Plan. The Bonds shall be cancelled.

            5.F. Treatment of Class 6 (Interests). Holders of Interests shall not receive any distribution on account of such Interests. The Interests shall be cancelled.

            5.G. Treatment of Class 7 (Miscellaneous Secured Claims). Unless otherwise agreed to by the Claimant and the Committee, each holder of an Allowed Claim in Class 7 will receive its collateral or otherwise be treated in a manner described in section 1124(2) of the Code that will result in its Allowed Claim being deemed unimpaired.

                                  ARTICLE VI.
                  PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

            6.A. Prosecution of Disputed Claims. The Debtor reserves the right for the Committee to object to Claims, including, without limitation, those Claims that are not listed in the Schedules, are listed therein as disputed, contingent and/or unliquidated in amount, or are listed therein at a lesser amount or different status (i.e. secured or priority) than asserted by the relevant Claimant. Subject to further extension by the Court with or without notice, the Debtor and/or the Committee shall file objections to the allowance of Claims on or before thirty (30) days following the Effective Date (the "Claims Objection Date"). Any Claim which has not previously been disallowed, shall be conclusively deemed to be an Allowed Claim as of the Claims Objection Date, unless prior thereto either an objection to such Claim has been filed (including objections based on Code section 502(d)). From and after the Confirmation Date, the Committee shall succeed to all of the rights of the Debtor in respect of all objections to Claims and in that capacity shall have the exclusive power to, on behalf of and in the name of the Debtor, prosecute, defend, compromise, settle and otherwise deal with all such objections.

            6.B. Distribution on Disputed Claims. Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial distributions shall be made with respect to a Claim until such Claim becomes an Allowed
Claim. In the event, and to the extent a claim becomes an Allowed Claim after the Confirmation Date, the holder of such Allowed claim shall receive all payments and/or distribution to which such holder is entitled under the Plan.

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            6.C. Reserve for Disputed Claim Amounts. Notwithstanding anything to the contrary contained herein, when determining any Claimant's Pro Rata share of the Available Cash, the Debtor shall assume that each Disputed Claim is an Allowed Claim in an amount equal to the lesser of (i) the amount listed on the timely filed proof of claim relating to such Disputed Claim and (ii) the Committee's estimate of such Disputed Claim, provided that the Committee notifies the appropriate Claimant of such estimate and, if the Claimant objects to such estimate before the Confirmation Date, the Court shall determine an appropriate estimate in respect of such Disputed Claim (the "Maximum Amount"). The amount of Available Cash attributable to Disputed Claims, but not distributed, shall be placed in reserve for the benefit of holders of such Disputed Claims (the "Distribution Reserve"). The Distribution Reserve shall be maintained by the Debtor or the Disbursing Agent. No other reserve for Disputed Claims shall be required. In no event shall a holder of a Disputed Claim receive distributions under the Plan greater than that which would have been distributed on the Effective Date and thereafter to an Allowed Claim equal to the Maximum Amount of such Disputed Claim.

            6.D. Distributions After Allowance. Distributions to each holder of a Disputed Claim, to the extent that such claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall distribute from the Distribution Reserve to the holder of such Claim any payments that would have been distributed to such holder if the Claim had been an Allowed Claim from the Effective Date through such date.

            6.E. Distributions After Disallowance. The Committee shall determine the amount, if any, of Disputed Claims that have been (i) disallowed by Final Order of the Court, (ii) withdrawn by the Claimant or (iii) otherwise expunged (collectively, the "Aggregate Disallowed Amount") and the funds being held in the Distribution Reserve in respect of the Aggregate Disallowed Amount shall be released from the Distribution Reserve.

                                  ARTICLE VII.
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            As of the date of the Court's entry of an order approving the Disclosure Statement, in accordance with the provisions of sections 365 and 1123 of the Code, the Debtor shall be deemed to have rejected all executory contracts and unexpired leases which have not previously been assumed and assigned or are specifically assumed and assigned hereunder. Entry of the Confirmation Order by the Court shall constitute approval of the foregoing rejections pursuant to sections 365 and 1123 of the Code. All proofs of claim with respect to Claims arising from the deemed rejection of executory contracts or unexpired leases under this Plan mst be filed with the Court at lease five
(5) days before the Confirmation Date. Any such Claims, proof of which are not filed timely, shall be barred forever from assertion against the Debtor, its Estate, assets or property. In the event any proof of claim is filed in respect of the deemed rejection of an executory contract or an unexpired lease, notwithstanding the

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deemed rejection the Debtor may elect to assume such executory contract or unexpired lease prior to the Effective Date. Unless the Debtor elects to assume an executory contract or unexpired lease or as otherwise ordered by the Court, all such properly filed Claims, shall be, and shall be treated as, Unsecured Claims.

                                 ARTICLE VIII.
           DISBURSING AGENT, CONTINUED OPERATION OF THE DEBTOR, CASH
                           RESERVES AND DISTRIBUTIONS

            8.A. Disbursing Agent. The Committee, subject to the Court's approval, shall select an individual, corporation, partnership, association or other entity to serve as Disbursing Agent. The Disbursing Agent shall make all distributions provided for under the Plan. It is anticipated that the Indenture Trustee will serve as the Disbursing Agent.

            8.B. Continued Operation of the Debtor. At the direction of the Commitee, from and after the Confirmation Date, the Debtor shall cause the liquidation of the Debtor's remaining assets, claims and causes of action. The Debtor shall not have the authority to engage in any trade or business, and none of the Debtor's Cash or other assets shall be used in the conduct of a trade or business. Without limitation, but subject to the approval of the Committee, the Debtor shall be authorized to:

                (i) execute and file any and all documents and take any and all other actions related to, or in connection with, the liquidation of the Debtor's assets, claims or causes of action;

                (ii) protect and enforce the rights of the Debtor to its assets, claims or causes of action including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

                (iii) collect and receive any and all money and other property of any kind or nature due, owing or belonging to the Debtor;

                (iv) compromise, adjust, arbitrate, sue on or defend, abandon, or otherwise deal with and settle claims in favor of or against the Debtor; and

                (v) make Pro Rata distributions of Available Cash to the holders of Allowed Unsecured Claims as provided for in the Plan.

            8.C. Cash Reserves. No later than five Business Days prior to the first date scheduled for the commencement of the hearing to consider confirmation of the Plan, the

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Debtor shall deliver to the Committee a detailed accounting of the Debtor's good faith estimate of the amount of Cash required by the Debtor to fund its obligations under the Plan other than in respect of Class 5 Claims. Such estimate shall include, without duplication, the amount estimated to be distributed or otherwise payable in respect of Administrative Claims (including professionals' fees), Priority Claims, taxes, if any, and all other costs and expenses in connection with the implementation of the Plan (including fees of the Disbursing Agent and other costs of making the distributions required thereunder), the winding up of the affairs of the Debtor and the dissolution thereof. The amount of Cash so reasonably estimated by the Debtor, as modified by the Committee in its reasonable judgement, shall be the amount of Cash retained by the Debtor on the Confirmation Date from which the Debtor shall satisfy the above enumerated obligations under the Plan (the "Cash Reserves"). From time to time the, Committee, and only the Commitee, may in its sole discretion increase or decrease the amount of the Cash Reserves.

            8.D. Distributions of Available Cash. Within thirty (30) days of the Effective Date the Disbursing Agent shall distribute to each holder of an Allowed Unsecured Claim in Class 5 such Claimant's Pro Rata portion of the Available Cash as of the Effective Date (the "Initial Distribution"). After the date of the Initial Distribution, the Disbursing Agent shall distribute all of the remaining Available Cash Pro Rata to each holder of an Allowed Unsecured Claim in Class 5 (the "Final Distribution"). No distributions of less than $50.00 shall be made.

                                  ARTICLE IX.
                           IMPLEMENTATION OF THE PLAN

            9.A. Liquidation of the Debtor's Assets. The Plan is a liquidating plan under Section 1123 of the Code.

            9.B. Vesting of Assets. On the Effective Date, title to all assets and property of the Debtor's Estate shall pass to and vest in the Debtor, free and clear of all Claims, Interests, liens, encumbrances, charges and other rights and interests of creditors, Claimants and holders of Interest arising prior to the Effective Date, but subject to the terms and provisions of this Plan. Except as otherwise provided in the Plan, the rights afforded in the Plan and the treatment of all Claims therein shall be in exchange for and in complete satisfaction and release of Claims, of any nature whatsoever (including any interest accrued on such Claims), against the Estate or any of its assets or properties. Without limiting the generality of the foregoing, and except as otherwise provided herein, all such assets and property in the possession of any creditor, Claimant or holder of any Interest of the Debtor shall be delivered to the Debtor before the Effective Date.

            9.C. Rights of Action. On the Effective Date, any rights or causes of action accruing to the Debtor, specifically including all Avoidance Actions, shall be transferred to and vested in the Committee. In accordance with section 1123(b)(3)(B) of the Code, the

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Committee may pursue all reserved rights of action for the benefit of the
Claimants. Any distributions provided for in the Plan and the allowance of any Claim for the purposes of voting on the Plan is and shall be without prejudice to the rights of the Committee to pursue and prosecute any reserved rights of action.

            9.D. Post-Confirmation Administration and Corporate Action. The directors of the Debtor, other than E. Townes Duncan, shall be deemed to have resigned as members of the Debtor's Board of Directors as of the Effective Date. E. Townes Duncan or such other person as appointed by the Committee (the "Officer"), shall be the sole officer of the Debtor from and after the Confirmation Date and will operate the Debtor, as directed by the Committee, in a manner consistent with the purposes of the Plan. The Officer may serve in this capacity until such time as the Final Distribution has been made or as otherwise driected by the Committee and shall only be entitled to receive compensation and reimbursement of expenses from the Debtor as authorized by the Committee for services rendered and time spent on behalf of the Debtor at a fee to be agreed upon by the Committee and the Officer. On the Effective Date, any maters provided for under the Plan involving corporate action by the Debtor's Board of Directors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the Delaware General Corporation Law and any other applicable law, without any requirement of further action by the Debtor's stockholders and/or directors. On the Effective Date, all agreements entered into pursuant to the Plan shall be valid, binding and in full force and effect.

            9.E. Waiver of Subordination. The distributions under the Plan take into account the relative priority of each class in connection with any contractural subordination provisions relating thereto. Accordingly, the distributions under this Plan shall not be subject to levy, garnishment, attachment, or other legal process by any holder (a "Senior Creditor") of a Claim or Interest purporting to be entitled to the benefits of such contractual subordination. On the effective date, any and all Senior Creditors shall be deemed to have waived all contractural subordination rights which they have with respect to such distribution, and shall be permanently enjoined from enforcing or attempting to enforce any such rights with respect to the distributions under this Plan.

            9.F. Cancellation of Existing Securities, Instruments and Agreements. On the Effective Date, except as otherwise provided herein, all securities, instruments and agreements governing any Claims or Interests impaired hereby shall be deemed cancelled and terminated with respect to the Debtor and the Case, and the obligations of the Estate relating to, arising under, in respect of or in connection with such securities, instruments or agreements shall be discharged; provided, however, that except as otherwise provided herein, notes and other evidences of Claims shall, effective upon the Effective Date, solely represent the right to participate in the distributions contemplated by the Plan. In addition, the provisions of the Indenture which give the Indenture Trustee the right to recover its reasonable fees and expenses by asserting a lien upon distributions to be made to Bondholders under the Plan shall survive the Effective Date.

            9.G. Survival of the Committee. The Committee shall be dissolved thirty (30) days following the Final Distribution (the "Dissolution Date"). Until the Dissolution Date, the Committee may continue to retain professionals (including, without limitation, those that the Court has authorized it to employ during the Case).

            9.H. Retention of Professionals. Until the Dissolution Date, the Committee and the Debtor may retain, or continue to retain, professionals (including, without limitation, those that the Court has authorized to be employed during the Case), which in the Committee's sole discretion are necessary to carry out the terms of the Plan. From and after the Confirmation Date, professionals retained by the Committee and/or the Debtor shall be entitled to receive monthly compensation from the Debtor or the Disbursing Agent, provided however, that the Office of the United States Trustee shall receive all requests for payment of professional fees. The Debtor or the Disbursing Agent shall pay requests for professional fees which are not objected to by the United States Trustee, in writing, within ten (10) days of the request for payment. If a written objection is received by the Debtor or Disbursing Agent and the professional seeking payment, the Debtor or Disbursing Agent shall pay only the amount agreed to by the Office of the United States Trustee and the requesting professional or as otherwise ordered by the Court.

                                   ARTICLE X.
                                 DISTRIBUTIONS

            10.A. Distribution of Cash. All distributions of Cash pursuant to the Plan shall be made by the Disbursing Agent to the holders of Allowed Claims entitled to receive Cash under the Plan. All distributions of Cash under the Plan may be made either by check or by wire transfer, at the option of the Disbursing Agent.

            10.B. Setoffs. The Committee may, but shall not be required to, setoff against any Claim the payments or distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtor may have against the holder thereof. Neither the failure to do so nor the allowance of any Claim hereunder, for voting or otherwise, shall constitute a waiver or release by the Debtor of any such claim that such entities may have against such holder.

            10.C. Delivery of Distributions. Distributions shall be made: (a) at the address set forth on the proofs of claim filed by such holders (or at the last known address of such holders if no proof of claim is filed or if the Debtor actually has been notified of a change of address); (b) at the address set forth in any written notices of address change delivered to and actually received by the Debtor or the Disbursing Agent after the date of any related proof of claim; (c) at the address reflected in the Schedules if no proof of claim has been filed and the Debtor or Disbursing Agent have not actually received a notice of a change in address; or (d) at the address set forth in any written notices of transfer of Claim delivered to and actually received by the Debtor or Disbursing Agent. Distributions made pursuant to the Plan shall be null and void if not accepted by the appropriate Claimant within thirty (30) days of the issuance thereof.

            10.D. Distribution Record Date. Unless otherwise ordered by the Court, the record date for the Initial Distribution shall be the Confirmation Date. The record date for the Final Distribution shall be determined by the Committee and the Disbursing Agent.

                                  ARTICLE XI.
                            EFFECTS OF CONFIRMATION

            11.A. Injunction. Until the Final Distribution, except as otherwise ordered by the Court or actions before the Court to liquidate or otherwise enforce a Claim or Interest, any and all entities which have held, hold or may hold Claims or Interest or any other rights or claims against the Debtor and any and all successors, assigns or representatives of any of the foregoing shall be precluded and enjoined on and after the Effective Date as against the Debtor, its control persons, its current officers and directors, and each in their capacity as such, any and all successors or assigns of any of the foregoing and any of their assets and properties from (a) commencing or continuing in any manner any claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date and (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date.

            11.B. Dissolution. From and after the Effective Date, the Debtor shall use its reasonable best efforts to liquidate its assets and causes of action, make distributions of the Available Cash as provided for in the Plan and dissolve itself or effect a winding down as quickly as is reasonably practicable and after due consideration of any tax consequences which may result upon such dissolution or winding down. In that connection, subject always to the consideration described in the preceding sentence, the Debtor shall prepare and file all corporate resolutions, statements, notices, tax returns and other documents necessary to accomplish such dissolution. Any and all Cash and other property held by the Debtor as of its date of dissolution shall be distributed to holders of Allowed Unsecured Claims in Class 5 as provided for by the Plan or otherwise held by the Disbursing Agent as Cash Reserves or Distribution Reserves. When requested by the Committee, the Debtor shall provide the Committee with a detailed balance sheet listing all of its assets and liabilities.

                                  ARTICLE XII.
                     CRAMDOWN AND MODIFICATION OF THE PLAN

            12.A. Cramdown. The Proponents request that the Court confirm the Plan pursuant to section 1129(b) of the Code notwithstanding the deemed rejection of the Plan by Class 6. The Proponents reserve the right to modify the Plan in response to, and/or to request at the hearing on confirmation of the Plan that the Court confirm the Plan notwithstanding, the voted rejection, if any, by any other impaired Class.

            12.B. Modification. The Committee may alter, amend, or modify the Plan under section 1127 of the Code at any time prior to the Effective Date. After the Effective Date, the Committee may institute proceedings in the Court, as appropriate, to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, or to address such matters as may be necessary to carry out the purposes and effects of the Plan. Each holder of a Claim that has previously accepted the Plan in respect of such Claim shall be deemed to have accepted, without the need for resolicitation, in respect of such claim any and all modifications to the Plan that do not materially and adversely change the treatment of such Claim.

                                 ARTICLE XIII.
                           RETENTION OF JURISDICTION

            Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Court shall retain and shall have exclusive jurisdiction over the Case, the Debtor and any and all proceedings related to any of the foregoing, including, without limitation, in respect of the following:

            13.A. Claims. To determine any and all objections to the allowance of Claims or Administrative Claims or any other matters affecting the rights among the Debtor and holders of Claims against or Interests in the Debtor;

            13.B. Estimation. To determine any and all motions to estimate Claims, at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

            13.C. Assumption/Rejection. To determine any and all applications for the rejection or assumption and assignment of executory contracts or unexpired leases to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom;

            13.D. Sale of Assets to Sanmina. To determine any and all controversies, suits or disputes that may arise in connection with or relating to the Debtor's sale of assets to Sanmina, or any party's obligations or rights pursuant to the sale;

            13.E. Adversary Proceedings. To determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on the Effective Date or that may be instituted thereafter in connection with any matter or rights of action, specifically including the Avoidance Actions retained and assigned pursuant to this Plan;

            13.F. Modifications. To consider and approve any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in the Plan or in any order of the Court;

            13.G. Dispute Resolution. To determine all controversies, suits and disputes that arise in connection with (i) the interpretation or consummation of the Plan, (ii) any act or omission of the Committee, the Debtor or the Disbursing Agent relating to the Plan, or (iii) the obligations of the Debtor or any other entities under the Plan;

            13.H. Compensation. To determine any and all applications for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Code or the Plan; and

            13.1. Plan. To hear and determine other issues presented or arising under the Plan, to issue any appropriate injunctions and orders and take all other actions in aid of execution, interpretation, implementation or enforcement of the Plan and to enforce the Confirmation Order.

                                  ARTICLE XIV.
                            MISCELLANEOUS PROVISIONS

            14.A. Payment of Statutory Fees. All U.S. Trustee fees arising pursuant to section 1930 of title 28 of the United States Code and that are due and owing on or before the Effective Date shall be paid in full in Cash on or before the Effective Date. All U.S. Trustee fees that become due and payable after the Effective Date shall be paid as they become due until a final decree is entered in this case. The payment of U.S. Trustee fees both before and after the Effective Date shall be made from the Available Cash. Notwithstanding the foregoing, the Debtor or the Committee may move the Court for modification of this provision based upon the applicability or constitutionality of 28 U.S.C.
section 1930, or any subsection thereof. Any motion to modify this provision shall not be made after the entry of a final decree in this case.

            14.B. Headings. Headings are used in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

            14.C. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Interests and their respective successors and assigns.

            14.D. Limitation of Liability. Neither the Debtor, the Committee, the Disbursing Agent nor any of their respective members, officers, directors, employees, representatives, counsel, accountants, advisors or agents shall have incurred or shall incur any liability to any holder of a Claim, Administrative Claim or Interest or any other person or entity for any act, conduct or omission in connection with, or arising out of, the Disclosure Statement, the pursuit of approval of the Disclosure Statement, the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan (collectively, the "Released Acts"), except for willful misconduct or gross negligence, and all such persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Code and shall be fully protected from liability in acting or in refraining from action in accordance with such advice; provided that, this section shall nor limit the obligations of the Debtor under the Plan. Subject to the Committee's discretion, the Debtor may indemnity any of the aforementioned parties for costs and expenses relating to the defense of a Released Act.

            14.E. Revocation or Withdrawal. The Committee shall have the right to revoke or withdraw the Plan prior to the Effective Date. If the Committee revokes or withdraws the Plan prior to the Effective Date, or if the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver, release, admission or concession of any claims or Claims by or against the Debtor or any other entity or prejudice in any manner the rights of the Debtor or any entity in any further proceedings involving the Debtor.

            14.F. Notices. Any notice to the Proponents required or permitted to be provided under the Plan or the Disclosure Statement shall be in writing and shall be served by either (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, to be addressed as follows:

                        Bass, Berry & Sims PLC
                        2700 First American Center
                        Nashville, Tennessee 37238
                        Attn: Paul G. Jennings, Esq.

                        Kramer, Levin, Naftalis & Frankel
                        919 Third Avenue
                        New York New York 10022
                        Attn: Paul S. Pearlman, Esq.
                              Saul E. Burian, Esq.

                        Gullett, Sanford, Robinson & Martin, PLLC
                        230 Fourth Avenue North
                        Nashville, Tennessee 37219
                        Attn: G. Rhea Bucy, Esq.

            14.G. Saturday, Sunday, or Legal Holiday. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment, distribution or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

            14.H. Controlling Documents. The provisions of the Plan shall control over any inconsistent provision contained in any other document.

            14.I. Final Applications. Any and all parties requesting allowance and/or payment for any period ending on or before the Effective Date from the Debtor or its Estate pursuant to sections 503(b)(2), (3), (4), (5) or (6) of the Code shall file and serve final applications therefor on the Committee no later than twenty (20) days after the Effective Date. Any and all parties requesting compensation for services rendered after the Effective Date from the Debtor or its Estate shall submit requests for payment therefor directly to the Committee.

            14.J. Reservation of Rights. If the Plan is not confirmed for any reason, the rights of all parties in interest in the Debtor's Case are and shall be reserved in full. Any concession reflected or provision contained herein, if any, is made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Case shall be bound or deemed prejudiced by any such concession.

            14.K. Unknown Assets. To the extent that the Debtor, the Disbursing Agent or the Committee discovers assets of the Debtor that were unknown to the Debtor as of the date hereof, those assets shall be liquidated and distributed pursuant to the Plan. In the event such asset is not reasonably subject to liquidation, the Committee shall, in its sole discretion, dispose of such assets.

            14.L. Counterparts. The Plan may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument

Date: Nashville, Tennessee
      May 27, 1997

                                        Respectfully submitted,

                                        COMPTRONIX CORPORATION
                                        Paddock III
                                        5123 Virginia Way, Unit C-22
                                        Brentwood, TN 37027
                                        (615) 377-3330

                                        By:
                                            ---------------
                                        Its:
                                            ---------------

                                 GULLETT, SANFORD, ROBINSON & MARTIN, PLLC
                                 230 Fourth Avenue North
                                 Nashville, Tennessee 37219
                                 (615) 244-4994


                                 By:
                                    --------------------------
                                 CO-COUNSEL FOR THE OFFICIAL
                                 COMMITTEE OF UNSECURED CREDITORS
                                 OF COMPTRONIX CORPORATION

                        UNITED STATES BANKRUPTCY COURT
                         MIDDLE DISTRICT OF TENNESSEE

                            In re:                               )
                                                                 )
                            COMPTRONIX CORPORATION               )
                            Paddock III                          )                 Chapter I I
                            5123 Virginia Way, Unit C-22         )
                            Brentwood, TN 37027,                 )                 Case No. 396-06840
                                                                 )                 Judge Lundin
                                               Debtor.           )


------------------------------------------------------------------------------------------------------------------------------------

                                       SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION

                            Dated: May 27, 1997



                            BASS, BERRY & SIMS PLC                            KRAMER, LEVIN, NAFTALIS
                            Paul G. Jennings                                  & FRANKEL
                            2700 First American Center                        Paul S. Pearlman
                            Nashville, Tennessee 37238                        Saul E. Burian
                            (615) 742-6200                                    919 Third Avenue
                                                                              New York, New York 10022
                            COUNSEL FOR THE DEBTOR                            (212) 715-9100
                             AND DEBTOR-IN-POSSESSION
                                                                              GULLETT, SANFORD, ROBINSON
                                                                                & MARTIN, PLLC
                                                                              G. Rhea Bucy
                                                                              230 Fourth Avenue North
                                                                              Nashville, Tennessee 37219
                                                                              (615) 244-4994

                                                                              CO-COUNSEL FOR THE OFFICIAL
                                                                                     COMMITTEE OF UNSECURED
                                                                              CREDITORS


                                  EXHIBIT  A


Professionals retained by order of the Court